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                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            9278 COMMUNICATIONS INC.,

                                       and

                               NTSE HOLDING CORP.

                                   dated as of

                                January 31, 2003





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
                                TABLE OF CONTENTS

                             ARTICLE I - THE MERGER

Section 1.1   The Merger...............................................................1
Section 1.2   Effective Time...........................................................1
Section 1.3   Closing..................................................................2
Section 1.4   Certificate of Incorporation; By-Laws....................................2
Section 1.5   Directors and Officers of the Surviving Corporation......................2

                        ARTICLE II - CONVERSION OF SHARES

Section 2.1   Conversion of Capital Stock..............................................2
Section 2.2   Appointment of Paying Agent; Surrender of Certificates; Payment of
              Merger Consideration.....................................................3
Section 2.3   Stock Options............................................................5
Section 2.4   Dissenter's Rights.......................................................5

                   ARTICLE III -REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

Section 3.1   Organization.............................................................6
Section 3.2   Capitalization...........................................................6
Section 3.3   Authorization; Validity of Agreement and Certificate of Designation......7
Section 3.4   No Violations; Consents and Approvals....................................8
Section 3.5   SEC Reports and Financial Statements.....................................8
Section 3.6   Absence of Certain Changes.  ............................................9
Section 3.7   Proxy Statement; Information in Schedule 13E-3...........................9
Section 3.8   Opinion of Financial Advisor............................................10
Section 3.9   Financial Statements....................................................10
Section 3.10  No Undisclosed Liabilities..............................................10
Section 3.11  Litigation..............................................................10
Section 3.12  Taxes...................................................................11

                         ARTICLE IV -REPRESENTATIONS AND
                              WARRANTIES OF HOLDING

Section 4.1   Organization............................................................11
Section 4.2   Capitalization..........................................................11
Section 4.3   Authorization; Validity of Agreement....................................11
Section 4.4   Consents and Approvals; No Violations...................................12
Section 4.5   Information in Proxy Statement and Schedule 13E-3.......................12

                                       ii

                              ARTICLE V - COVENANTS

Section 5.1   Interim Operations of the Company.......................................13
Section 5.2   Further Action; Reasonable Efforts......................................15
Section 5.3   Proxy Statement; Schedule 13E-3.........................................16
Section 5.4   Meeting of Stockholders of the Company..................................16
Section 5.5   Notification of Certain Matters.........................................17
Section 5.6   Publicity...............................................................17
Section 5.7   Directors' and Officers' Insurance and Indemnification..................17
Section 5.8   Brokers or Finders......................................................18
Section 5.9   Funding of Holding Prior to Closing. ...................................18

                            ARTICLE VI - CONDITIONS

Section 6.1   Conditions to Each Party's Obligation To Effect the Merger..............19
Section 6.2   Conditions to the Obligation of the Company to Effect the Merger........19
Section 6.3   Conditions to Obligations of Holding to Effect the Merger...............20

                           ARTICLE VII - TERMINATION

Section 7.1   Termination.............................................................21
Section 7.2   Effect of Termination...................................................23

                          ARTICLE VIII - MISCELLANEOUS

Section 8.1   Fees and Expenses.......................................................23
Section 8.2   Confidentiality.........................................................23
Section 8.3   Amendment; Waiver.......................................................23
Section 8.4   Non-survival of Representations and Warranties..........................24
Section 8.5   Interpretation..........................................................24
Section 8.6   Headings................................................................25
Section 8.7   Counterparts............................................................26
Section 8.8   Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.....26
Section 8.9   Entire Agreement; No Third Party Beneficiaries; Rights of
              Ownership...............................................................26
Section 8.10  Severability............................................................26
Section 8.11  Governing Law...........................................................26
Section 8.12  Assignment..............................................................26

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of January 31, 2003, by and between 9278 Communications, Inc., a Delaware corporation (the "Company"), and NTSE Holding Corp., a Delaware corporation ("Holding").

                  WHEREAS, the Board of Directors of Holding and the Board of Directors of the Company have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of Holding by the Company through the merger transaction, and upon the terms and subject to the conditions, set forth herein; and

                  WHEREAS, in furtherance of such acquisition, the Board of Directors of Holding and the Board of Directors of the Company have each approved this Agreement and the merger of Holding with and into the Company in accordance with the terms, and subject to the conditions, of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                             ARTICLE I - THE MERGER


                  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2 hereof), Holding shall be merged with and into the Company (the "Merger") and the separate corporate existence of Holding shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Holding shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and Holding shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

                  Section 1.2 Effective Time. At the time of the Closing (as defined in Section 1.3 hereof), Holding and the Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and thereafter to be filed with the Secretary of State of the State of Delaware (the "Secretary of State") in such form and executed as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or, if another effective date is agreed upon by the parties and specified in the Certificate of Merger, then on such specified date, and such date is hereinafter referred to as the "Effective Time."

                  Section 1.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof, at the offices of Snow Becker Krauss PC, 605 Third Avenue, New York, NY 10158, unless another date, time or place is agreed to in writing by the parties hereto.

                  Section 1.4 Certificate of Incorporation; By-Laws. Pursuant to the Merger, (a) the certificate of incorporation of the Company, as amended, as in effect immediately prior to the Effective Time (the "Certificate of Incorporation"), shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, and (b) the by-laws of Holding, as in effect immediately prior to the Effective Time (the "By-laws"), shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                  Section 1.5 Directors and Officers of the Surviving Corporation. Following the Merger, the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws. Following the Merger, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors have been elected or appointed or until their death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.



                    ARTICLE II -CONVERSION, CANCELLATION AND
                    SURRENDER OF SHARES; MERGER CONSIDERATION

                  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the Company's Common Stock, $.001 par value (a "Company Share" or "Company

Shares") or the holders of shares of Holding's common stock, no par value (the "Newco Common Stock"):

                  (a) Each Company Share which is issued and outstanding immediately prior to the Effective Time, other than (i) Company Shares, if any, to be cancelled in accordance with Section 2.1(c) hereof and (ii) Dissenting Shares (as defined in Section 2.4 hereof) if any, shall, from and after the Effective Time be converted into the right to receive the sum of ten cents (US$0.10) (the "Merger Consideration"). All Company Shares, as so converted, shall, from and after the Effective Time, no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with the provisions of Section 2.2 below. Any payment made pursuant to this Section 2.1(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

                  (b) Each issued and outstanding share of Holding Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (c) All Company Shares, if any, that are held by the Company as treasury stock shall be cancelled and retired at the Effective Time and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

                  Section 2.2 Appointment of Paying Agent; Surrender of Certificates; Payment of Merger Consideration

                  (a) Prior to the Closing, the Company shall designate a bank, trust company or stock transfer agent to act as paying agent (the "Paying Agent") in connection with the Merger. The Paying Agent shall be reasonably acceptable to Holding, and the Company and Holding shall enter into an agreement with the Paying Agent, satisfactory to the parties and their attorneys, under which the Paying Agent shall receive and pay the funds constituting Merger Consideration, to which holders of Company Shares shall become entitled pursuant to Section 2.1(a) hereof, and shall take the other actions set forth in this
Article II.

                  (b) Prior to the Closing, Holding will take such steps as are necessary in order to ensure that (i) Holding has, as of the Closing, not less than $1,250,000 in available cash balances and tangible net worth, and (ii) that such cash balances will be available to and become the property of the Surviving Corporation immediately after completion of the Closing. Immediately after the

Effective Time, the Surviving Corporation shall deliver such funds to the Paying Agent to hold and to use as necessary to pay the Merger Consideration in accordance with the procedures set forth in Paragraph (c) of this Section 2.2. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation. All interest earned on such funds shall be paid to the Surviving Corporation and any balance remaining unused for paying the Merger Consideration after three months from the Effective Time may be refunded to the Surviving Corporation at its option; provided, however, that the Surviving Corporation shall be liable for any cash payments required to be made thereafter pursuant to
Section 2.1 hereof. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any former holder of the Company Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) At the Effective Time, the Surviving Corporation will instruct the Paying Agent to promptly mail, to each record holder of a certificate or certificates ("Certificate" or "Certificates") which represented Company Shares prior to the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which shall be in such form and have such other provisions as Holding may reasonably specify), and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Company Share formerly represented by such Certificate, to be mailed to such holder promptly following the receipt of any such Certificate and such executed letter of transmittal. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing (i) Company Common Stock held in the treasury of the Company or (ii) Dissenting Shares (as defined in Section 2.4)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2.

                  (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined in Section 3.1) claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                  (e) From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers whatsoever recorded or permitted on the stock transfer books of the Surviving Corporation with respect to any Company Shares which were outstanding immediately prior to the Effective Time.

                  Section 2.3 Stock Options. Holding and the Company each warrant and represent that no options, warrants, calls, preemptive or other rights to purchase or acquire their respective securities shall be issued and outstanding as of the Effective Time.

                  Section 2.4 Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, Company Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL (such Company Shares being referred to as "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, as provided in Section 2.1(a) hereof. Such holders shall instead be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of
Section 262 of the DGCL, except that all Dissenting Shares held by holders who shall have failed to perfect, or who effectively shall have withdrawn or lost, their rights to appraisal under such Section 262 shall thereupon be treated as if such Dissenting Shares had been converted as of the Effective Time into the right to receive the Merger Consideration (in accordance with Section 2.1(a) hereof) to which such holder is entitled, without interest or dividends thereon. The Company shall give Holding prompt notice of any demands received by the Company for appraisal of Dissenting Shares, and, prior to the Effective Time, Holding shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Holding, make any payment with respect to, or offer to settle, any such demands.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to Holding, as of the date hereof and as of and at the Closing Date, as follows:

                  Section 3.1 Organization. Each of the Company and its Subsidiaries (hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation as set forth on Schedule 3.1, and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns real property or in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed individually and in the aggregate would not have or result in a Material Adverse Effect. The term "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries, taken as a whole. None of the Company or any of its Subsidiaries is in breach or violation of any of its certificate of incorporation, by-laws or other organizational documents. The term "Subsidiary" means, with respect to any Person, any corporation or other entity of which 50% or more of the securities or other interests having by their terms ordinary voting power for the election of directors or others performing similar functions with respect to such entity is directly or indirectly owned by such Person. The term "Person" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, unincorporated entity or Governmental Entity (as defined in Section 3.4(b)).

                  Section 3.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 40,000,000 shares of Company Common Stock, of which 23,932,912 are issued and outstanding, and (b) 5,000,000 shares of preferred stock, none of which are issued and outstanding. All the outstanding shares of the Company's Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or (iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. The list of the Company's stockholders prepared by the Company's stock transfer agent shows that Kapadia ("Kapadia"), the Company's Chief Executive Officer, is the holder of record of 12,705,125 Company Shares and the beneficial holder of an additional 260,500 Company Shares.

                  Section 3.3 Authorization; Validity of Agreement and Certificate of Designation.

                  (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its stockholders as contemplated by Sections 5.6 and 6(1)(c) hereof, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the "Board") and, other than approval and adoption of this Agreement by the holders of the outstanding shares of Company Common Stock contemplated by Sections 5.6 and 6.1(c) hereof, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Holding, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) The Company's Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the Merger are fair to, and in the best interests of, the holders of Company Shares which are not beneficially owned by Kapadia, (ii) approved this Agreement and the transactions contemplated hereby and thereby, including the Merger, and such approval is sufficient to satisfy the provisions of any applicable laws of the State of Delaware, and (iii) resolved to recommend the approval and adoption of this Agreement and approval of the Merger by the Company's stockholders.

                  Section 3.4  No Violations; Consents and Approvals.

                  (a) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of the Company or its Subsidiaries, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting, or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) conflict with or violate any federal, state, local or foreign order, writ, injunction, judgment, award, decree, statute, law, rule or regulation (collectively, "Laws") applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) or (iii), for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

                  (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a "Governmental Entity") or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except
(i) applicable requirements under the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made, individually and in the aggregate, would not have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

                  Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC all forms and documents required to be filed by it since January 1, 1998 under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and has heretofore made available to Holding (i) its Annual Reports on Form 10-K for the years ended December 31,

1999, 2000 and 2001 and (ii) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1999. The documents described in the preceding sentence (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act , as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder. The consolidated financial statements included in the Company SEC Documents have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of and at the dates thereof or for the periods presented therein.

                  Section 3.6 Absence of Certain Changes. Except as contemplated by this Agreement or disclosed in the Company SEC Documents, since September 30, 2002, the date of the latest Company financial statements included in the Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practices and, since such date, (i) there has not been any material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole, and (ii) there has not been any change by the Company or any of its Subsidiaries in accounting principles or methods.

                  Section 3.7  Proxy Statement; Information in Schedule 13E-3.

                  (a) The Proxy Statement (as defined in Section 5.3(b)) and any amendment thereof or supplement thereto, including any information incorporated therein by reference, at the date mailed to stockholders of the Company and at the Effective Time, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Holding in writing specifically for inclusion therein.

                  (b) The information provided by the Company specifically for use in any Rule 13e-3 Transaction Statement on SCHEDULE 13E-3 to be filed with the SEC under the Exchange Act in connection with the Merger (the "Schedule 13E-3") (and any amendment thereto or supplement thereof), at the date filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 3.8 Opinion of Financial Advisor. The Company's Board of Directors has received an opinion (the "Fairness Opinion) of Park Capital Securities LLC dated January 31, 2003, to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Company Shares (other than Kapadia) in the Merger is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn or modified.

                  Section 3.9 Financial Statements. The Company has delivered to Holding the audited financial statements of the Company as of December 31, 2001. The Company has also delivered to Holding the unaudited balance sheet of the Company as of September 30, 2002 and the related unaudited statements of income, shareholders equity and cash flow for the periods then ended. (Such audited and unaudited financial statements are referred to herein as the "Financial Statements", and the unaudited balance sheet of the Company as of September 30, 2002 is referred to as the "Balance Sheet" and the date of such Balance Sheet as the "Balance Sheet Date".)

                  Section 3.10 No Undisclosed Liabilities. Except for liabilities set forth in the Financial Statements and disclosed or provided for therein, or liabilities incurred in the ordinary course of business consistent with past practice, since the Balance Sheet Date, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, known or unknown, contingent or otherwise, which have, or could reasonably excepted to have, individually or in the aggregate, a Material Adverse Effect or could impair or delay the consummation of the transactions contemplated hereby.

                  Section 3.11 Litigation. There is no suit, claim, action, proceeding or investigation pending or threatened against the Company or any of its Subsidiaries, except as disclosed in the Company SEC Documents or in the Financial Statements. Since the Balance Sheet Date, no event or state of facts has occurred or existed, which, to the knowledge of the Company, could reasonably be expected to give rise to a suit, claim, proceeding or investigation against the Company.

                  Section 3.12 Taxes. There are no pending or, to the Company's knowledge, threatened actions or proceedings, assessments or collections of any taxes, fees or other charges of any kind asserted or imposed by any local, state or federal government taxing authority, which could impair any of the Company's property or assets or result in a Material Adverse Effect.


                        ARTICLE IV - REPRESENTATIONS AND
                              WARRANTIES OF HOLDING

                  Holding represents and warrants to the Company, as of the date hereof and as of and at the Closing Date, as follows:

                  Section 4.1 Organization. Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  Section 4.2 Capitalization. As of the Date hereof, the authorized capital stock of Holding consists of 200 shares of common stock, no par value, of which 100 shares are issued and outstanding, all of which are held beneficially and of record by Kapadia. All of such outstanding shares are duly authorized, validly issued, fully paid and non-assessable. There are no existing options, warrants, calls, preemptive rights, subscriptions or other rights or agreements obligating Holding to issue, transfer or sell any shares of its capital stock.

                  Section 4.3 Authorization; Validity of Agreement. Holding has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holding of this Agreement and the consummation by Holding of the transactions contemplated hereby have been duly authorized by the Board of Directors and the sole stockholder of Holding, and no other corporate proceedings on the part of Holding are necessary to authorize the execution, delivery and performance of this Agreement by Holding and the consummation by Holding of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holding, and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Holding, enforceable against Holding in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 4.4  Consents and Approvals; No Violations.

                  (a) Neither the execution, delivery and performance of this Agreement by Holding nor the consummation by Holding of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of Holding, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which Holding is a party or by which Holding or any of its assets may be bound or (iii) conflict with or violate any Laws applicable to Holding or any of their properties or assets, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not have or result in a Material Adverse Effect on Holding, or materially impair or delay the consummation of the transactions contemplated hereby.

                  (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement by Holding or the consummation by Holding of the transactions contemplated hereby, except (i) applicable requirements under the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have a Material Adverse Effect on Holding, or materially impair or delay the consummation of the transactions contemplated hereby.

                  Section 4.5 Information in Proxy Statement and Schedule 13E-3.

                  (a) The information relating to Kapadia and/or Holding supplied in writing by Kapadia or Holding specifically for inclusion in the Proxy Statement (and any amendment thereof or supplement thereto), at the date mailed to stockholders of the Company and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) The information relating to Kapadia and/or Holding supplied in writing by Kapadia or Holding specifically for inclusion in the
Schedule 13E-3 (and any amendment thereto or supplement thereof), at the date filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                              ARTICLE V - COVENANTS

                  Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as agreed to in writing by Holding, the Company and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice, and the Company and its Subsidiaries will each use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, carriers, lessors and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Holding:

                  (a)  amend its Certificate of Incorporation or By-laws;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for its regular quarterly dividend), or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

                  (d) (i) incur or assume any long-term debt or, except in the ordinary course of business consistent with past practice under existing lines of credit, incur or assume any short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business and except for obligations of wholly owned Subsidiaries of the Company which, if incurred by the Company, would be permitted under clause (i) above; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company);

                  (e) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer of employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (f) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole or enter into any commitment or transaction outside the ordinary course of business;

                  (g) change any of the accounting principles or practices used by it, except as required by generally accepted accounting principles;

                  (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (i) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) enter into any contract or agreement other than in the ordinary course of business; (iii) except as previously authorized by the Company and its Board of Directors, authorize any new capital expenditure or expenditures; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5(i);

                  (j) make any tax election or settle or compromise any material income tax liability;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries or incurred in the ordinary course of business and consistent with past practice; or

                  (l) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(k) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or as of a future date or would result in any of the conditions set forth in Sections 6.1 or 6.3 not being satisfied.

                  Section 5.2  Further Action; Reasonable Efforts.

                  (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. Each of the parties hereto shall promptly consult with the other parties with respect to, provide any necessary information that is not subject to legal privilege with respect to, and provide the other parties (or their counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each of the parties hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If such party receives a request from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

                  (b) Holding and the Company shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity.

                  Section 5.3   Proxy Statement; Schedule 13E-3.

                  (a) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC, and Holding shall cooperate with the Company in such preparation and filing, a preliminary proxy statement relating to this Agreement and the transactions contemplated hereby and shall furnish the information required to be included therein by the SEC and, after consultation with Holding, shall respond promptly to any comments made by the SEC with respect to the preliminary information statement and cause a definitive Proxy Statement (the "Proxy Statement") to be mailed to the Company's stockholders.

                  (b) The Company and Holding shall cooperate with one another in the preparation and filing of the Schedule 13E-3 and shall use all reasonable efforts to promptly obtain and furnish the information required to be included in the Schedule 13E-3 and to respond promptly to any comments or requests made by the SEC with respect to the Schedule 13E-3. Each party hereto shall promptly notify the other of the receipt of comments of, or any requests by, the SEC with respect to the Schedule 13E-3, and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company and Holding each shall correct any information provided by it for use in the Schedule 13E-3 which shall have become, or is, false or misleading.

                  Section 5.4 Meeting of Stockholders of the Company.

                  (a) The Company shall, as promptly as reasonably practicable after completion of the Proxy Statement, take all action necessary in accordance with Delaware law and its Certification of Incorporation and By-laws duly to mail the Proxy Statement to its stockholders and to call, convene and hold a special meeting of such stockholders for the purpose of seeking the approval of such stockholders of the transactions contemplated by this Agreement. The Company shall, subject to the fiduciary obligations of the Company's directors under applicable law as advised by outside counsel, recommend approval of the transactions contemplated by this Agreement, use its best efforts to solicit from holders of Company Shares proxies in favor of the transactions contemplated by this Agreement, and take such other action as is necessary or advisable to secure the vote of such holders required by Delaware law and under this Agreement to effect the Merger.

                  (b) By his separate signature to this Agreement, Kapadia agrees that he will vote, or cause to be voted, all of the Company Shares owned by Kapadia (or which may be owned by Holding) in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

                  Section 5.5   Notification of Certain Matters.

                  (a) The Company shall give prompt notice to Holding and Holding shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company, or of Holding, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure of the Company or Holding, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                   (b) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or affiliates, or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Holding, and, after consulting with Holding, so supplement the Proxy Statement (subject to the provisions of Section 5.3(b) hereof) and mail such supplement to its stockholders. If at any time prior to the Effective Time any event or circumstance relating to Holding or its officers or directors, should be discovered by Holding that is required to be set forth in a supplement to the Proxy Statement, Holding shall promptly inform the Company; and upon receipt of such information the Company shall promptly supplement the Proxy Statement and mail such supplement to its stockholders.

                  Section 5.6 Publicity. Neither the Company, Holding nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a securities exchange if all reasonable efforts have been made to consult with the other party.

                  Section 5.7 Directors' and Officers' Insurance and Indemnification.

                   (a) Holding agrees that all rights to indemnification existing in favor of the present or former directors and officers of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Certificate of Incorporation or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years.

                  (b) Holding shall use reasonable efforts to maintain the existing officers' and directors' liability insurance applicable to the Indemnified Parties for a period of not less than three years after the Effective Time in relation to actions and omissions occurring prior to the Effective Time; provided, that Holding may substitute therefor policies of substantially similar coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay annual premiums for insurance under this Section in excess of that which the Company spent on directors' and officers' liability insurance policies during the fiscal year ended December 31, 2002; and provided further, however, that if the annual premiums for such insurance coverage exceed said amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage at a cost which is no greater than that which the Company spent and will have spent on directors' and officers' liability insurance policies during the fiscal year ended December 31, 2002.

                  (c) If any actions, suits, proceedings or investigations relating hereto or to the transactions contemplated hereby are commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts vigorously to defend against and respond thereto.

                  Section 5.8 Brokers or Finders. Each of the Company and Holding represents, as to itself and any of its Subsidiaries or its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Holding and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person, on the basis of any act or statement alleged to have been made by such party or its affiliates.

                  Section 5.9 Funding of Holding Prior to Closing. Holding covenants and agrees that, immediately prior to the Closing, Holding will have aggregate cash balances in its bank accounts and a tangible net worth of at least $1,250,000, and that such cash balances will become the property of and be available to the Surviving Corporation from and after the Effective Time.

                        ARTICLE VI - CONDITIONS TO MERGER

                  Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

                  (a) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity and be in effect which prohibits the consummation of the Merger, and no proceeding which has a reasonable probability of resulting in such relief shall be pending; provided, however that the parties hereto shall use their reasonable efforts to have any such order, decree or injunction terminated.

                  (b) Other than filing the Certificate of Merger in accordance with the DGCL, all authorizations, consents and approvals required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents, and approvals the failure of which to be obtained individually and in the aggregate would not have or result in a Material Adverse Effect;

                  (c) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and the number of shares voted in favor of the Merger by stockholders other than Kapadia exceeds the number of shares voted against the Merger by stockholders other than Kapadia;

                  (d) Each party and its respective attorneys shall have completed to their full satisfaction (as to which each party shall be the sole judge) a due diligence review concerning the other party; and

                  (e) The parties shall have approved and caused to be executed the Certificate of Merger.

                  Section 6.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of Holding contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and true and correct in all material respects at and as of the Closing Date as if made at and as of such time; and

                  (b) Holding shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof.

                  (c) Holding shall deliver at or prior to the Closing (i) a certificate executed by its chief executive officer confirming the performance of its obligations under (a) and (b) of this Section 6.2, (ii) copies of resolutions or actions of Holding's Board of Directors and sole stockholder, certified by Holding's Secretary, approving and authorizing the consummation of the Merger, (iii) a financial statement of Holding, prepared in accordance with GAAP (which statement need not be audited) reflecting available cash balances and a tangible net worth of at least $1,250,000 immediately prior to the Closing, (iv) a Certificate of Good Standing for Holding, (v) bank verification indicating a cash balance in Holding's bank account of not less than $1,250,000 and (vi) the opinion of counsel for Holding as to the matters set forth in Appendix A to this Agreement.

                  (d) Kapadia shall deliver at or prior to the Closing an instrument satisfactory to the Company by which Kapadia (i) fully waives any and all rights to receive Merger Consideration for the Company Shares owned by Kapadia and (ii) consents to the cancellation of such Company Shares upon the effectiveness of the Merger.

                  Section 6.3 Conditions to Obligations of Holding to Effect the Merger. The obligation of Holding to effect the Merger is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and true and correct in all material respects at and as of the Closing Date as if made at and as of such time;

                  (b) The Company shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

                  (c) The Company shall deliver at or prior to the Closing (i) a certificate executed by its President and its Chief Financial Officer confirming the performance of the Company's obligations under Paragraphs (a) and (b) of this Section 6.3, (ii) copies of resolutions of the Company's Board of Directors, certified by Holding's secretary, approving and authorizing the consummation of the Merger, (iii) the report of the Inspector of Election, certified by the Company's Secretary, on the actions taken by the Company's stockholders at the stockholder's meeting held for the purpose of considering the Merger, (iv) a copy of the Fairness Opinion described in Section 3.8 above, with any ancillary or updating amendment or supplement issued since the date of original issuance of the Fairness Opinion, (v) a Certificate of Good Standing for the Company,
(vi) a copy of the most recent audited financial statements of the Company (except that, if such statements have been included in the Proxy Statement, such audited statements need not be delivered), (vii) a copy of the Company's most recent un-audited interim financial statements or Form 10-Q report if such statements are contained therein, and (viii) the opinion of counsel for the Company as to the matters set forth in Appendix B to this Agreement;

                  (d) There shall not have been any material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole; and

                  (e) No more than 9.9% of shares of Company Common Stock which are outstanding immediately prior to the Closing are held by shareholders who have not voted in favor of the Merger or consented thereto in writing and have delivered a written demand for appraisal of such shares in accordance with
Section 262 of the DGCL.


                            ARTICLE VII - TERMINATION

                  Section 7.1 Termination. Subject to Section 8.2(c), this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                  (a) By the mutual consent of Holding and the Company.

                  (b) By either the Company, on the one hand, or Holding, on the other hand, if:

                           (i) the Merger has not been consummated on or prior to the date which is 150 days from the date hereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date;

                           (ii) the stockholders of the Company required to approve and adopt this Agreement and the transactions contemplated hereby fail to approve and adopt this Agreement and the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the stockholders of the Company to approve and adopt this Agreement;

                           (iii) prior to the consummation of the Merger, any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such statute, order, decree, regulation or other action shall have become final and non-appealable; or

                           (iv) Park Capital Securities LLC shall have withdrawn or modified or amended the Fairness Opinion to indicate that the Merger Consideration is or may be unfair.

                  (c)  By Holding if, prior to the consummation of the Merger,

                            (i) the Board shall have withdrawn, or modified or changed in any manner adverse to Holding its approval or recommendation of this Agreement or the Merger or its recommendation that the stockholders of the Company adopt and approve this Agreement and the Merger;

                           (ii) there has been any Material Adverse Change in the business, assets, liabilities, results of operations, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole; or

                           (iii) the Company's stockholders have failed to approve the Merger as provided in Section 6.1 (c) above;

                           (iv) Park Capital Securities LLC shall have withdrawn or modified or amended the Fairness Opinion to indicate that the Merger Consideration is or may be unfair.

                           (v) more than 9.9% of shares of Company Common Stock which are outstanding immediately prior to the Closing are held by shareholders who have not voted in favor of the Merger or consented thereto in writing and have delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL.

                  Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Holding or the Company (except as set forth in this Section 7.2, the confidentiality provisions of Section 8.2, and Sections 5.6, 5.7, 5.8 and 8.1 hereof, each which shall survive any termination of this Agreement); provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.


                          ARTICLE VIII - MISCELLANEOUS

                  Section 8.1 Fees and Expenses. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  Section 8.2 Confidentiality The parties acknowledge that, in connection with the transactions contemplated herein, they may be exchanging information which is not public and not generally available, and which is not required to be disclosed in the Company SEC Documents, Proxy Statement or
Schedule 13E-3. The parties agree to treat all such information as confidential and not to disclose or cause the disclosure of such information to third persons without the prior written consent of both parties.

                  Section 8.3 Amendment; Waiver.

                  (a) Subject to Section 8.3(c), this Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of the Company of the Agreement and the transactions contemplated hereby, but after any such approval no amendment shall be made without the approval of such stockholders if required by law or if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of this Agreement if such alteration or change would adversely affect the rights of stockholders other than Kapadia. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (b) Subject to Section 8.3(c), at any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

                  (c) Notwithstanding any provision of this Agreement to the contrary, without the approval of its Board of Directors, the Company shall not amend, terminate or waive any right under this Agreement (including any right to terminate or any actual or potential cause of action).

                  Section 8.4 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time, except as otherwise provided herein.

                  Section 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of ten business days after the day when mailed by certified or registered air mail, postage prepaid, or (d) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to the Company, to:

                           9278 Communications, Inc.
                           1942 Williamsbridge Road
                           Bronx, NY 10461


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

                           Telephone:  (718) 887-9278
                           Facsimile:  (718) 887-2035
                           Attention:  Haris Syed, President

                           with a copy to:

                           Snow Becker Krauss PC
                           605 Third Avenue
                           New York, NY 10158
                           Telephone:  (212) 687-3860
                           Facsimile:  (212) 949-7052
                           Attention:   Craig S. Libson, Esq.

                  (b)  if to Kapadia or Holding, to:

                           NTSE Holding Corp.
                           c/o Kurzman Eisenberg Corbin, et al.
                           675 Third avenue
                           New York, NY 10017
                           Telephone:  (212) 661-2150
                           Facsimile:  (212) 949-6131
                           Attention:  Sajid Kapadia, President

                           with a copy to:

                           Kurzman Eisenberg Corbin Lever & Goodman, LLP. 675 Third Avenue
                           New York, NY 10017
                           Telephone:  (212) 661-2150
                           Facsimile:  (212) 949-6131
                           Attention Seymour H. Bucholz, Esq

                  Section 8.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available to the party to whom such information is to be made available. The word "affiliates" when used in this Agreement shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.



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

                  Section 8.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

                  Section 8.9 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section
5.7 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 8.11 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the first sentence of this
Section 8.11, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.


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

                  IN WITNESS WHEREOF, Holding and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and Kapadia has executed this agreement in his personal capacity, in each case as of the date first written above.


                                            9278 COMMUNICATIONS INC.



                                            By:  /s/ Haris Syed
                                                -----------------------------

                                            Name:    Haris Syed
                                            Title:   President


                                            NTSE HOLDING CORP.



                                            By:  /s/ Sajid Kapadia
                                                -----------------------------
                                            Name:    Sajid Kapadia
                                            Title:   President


AGREED AS TO PROVISIONS OF SECTIONS 4.5, 5.4(b) and 6.2(d):


 /s/ Sajid Kapadia
---------------------------
Sajid Kapadia


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